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                                                                     EXHIBIT 5.1


                                King & Spalding
                              191 Peachtree Street
                          Atlanta, Georgia 30303-1763

                                  May 17, 2001

United Parcel Service, Inc.
55 Glenlake Parkway, N.E.
Atlanta, Georgia 30328

         Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to United Parcel Service, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") covering 20,000,000 shares (the "Shares") of the Company's Class A Common Stock, par value $.01 per share to be registered in connection with the United Parcel Service, Inc. Discounted Employee Stock Purchase Plan (the "Plan").

         As such counsel, we have reviewed the Registration Statement and the Plan, and have relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed, or photographic copies, and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of the Company and of public officials.

         The opinions expressed herein are limited in all respects to the laws of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued as contemplated by the Plan, will be validly issued, fully paid and non-assessable.
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United Parcel Service, Inc.
May 17, 2001
Page 2

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus that forms a part of the Registration Statement.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for your benefit in connection with the matters addressed herein. This opinion may not be furnished to, or relied upon by, any person or entity for any purpose without our prior written consent.


                                       Very truly yours,



                                       King & Spalding